Exhibit 5.1

                                November 1, 1996



Arizona Public Service Company
400 North Fifth Street
Phoenix, Arizona  85004

Ladies and Gentlemen:

         Reference is made to (a) your proposed offering of up to $175,000,000 of your Securities (the "Securities"), as contemplated by the combined prospectus contained in the Registration Statement (the "Registration Statement") on Form S-3 to be filed by you on November 1, 1996, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), which Securities include (i) $25,000,000 of either New Bonds, Senior Notes, or Debt Securities (as such terms are defined in the Registration Statement), or any combination thereof, to be registered pursuant to the Registration Statement, (ii) $25,000,000 of either New Bonds or Debt Securities previously registered under Registration No. 33-64455, (iii) $25,000,000 of either New Bonds or Debt Securities previously registered under Registration No. 33-55473, and (iv) $100,000,000 of First Mortgage Bonds previously registered under Registration No. 33-61228; and (b) any registration statement registering additional Securities pursuant to Rule 462(b) of the Act that relates to the Registration Statement (the "Rule 462(b) Registration Statement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by your officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rending the opinions set forth herein.

         Based on the foregoing, it is our opinion that after (i) the Registration Statement, and the Rule 462(b) Registration Statement, if applicable, shall have become effective, and (ii) you shall have entered into one or more underwriting or distribution agreements with respect to the Securities then to be offered and the initial public offering price for each of such Securities and the discounts therefrom and commission therefor shall have been determined in accordance with such underwriting or distribution agreements, pursuant to the authorization of your Board of Directors and the applicable order of the Arizona Corporation Commission, then, when (i) the Securities have been issued, sold, executed, authenticated, and delivered, and (ii) the purchase price therefor has been paid
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Arizona Public Service Company
November 1, 1996
Page 2


to you as contemplated in the Registration Statement, and the Rule 462(b) Registration Statement, if applicable, including the Exhibits thereto) and in any relevant amendment thereto or in any Rule 424 supplement to the prospectus contained in the Registration Statement, the Securities will be validly issued and will constitute legal, valid, and binding obligations of you except as the same may be limited by (a) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, or by equitable principles that limit the right to specific performance or otherwise limit remedial action or the enforcement of the security provided for the Securities, (b) the necessity for compliance with the statutory procedural requirements governing the exercise of remedies by a secured creditor, and (c) the qualification that certain waivers, procedures, remedies, and other provisions of the Securities may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in our opinion substantially prevent the practical realization of the benefits thereof.

         In giving the foregoing opinion, we are relying upon the opinion of Keleher & McLeod, P.A., your New Mexico counsel, to the effect that your activities to date do not constitute you a "public utility" as that term is defined in the laws of New Mexico, and that, accordingly, no approval, authorization, or consent of the New Mexico Public Service Commission or any other public board or body of the State of New Mexico is required for the issuance and sale of the Securities.

         Consent is hereby given to the use of this opinion as part of the Registration Statement, and the Rule 462(b) Registration Statement, if applicable, and to the use of our name wherever it appears in said Registration Statement, the related prospectus, and the Rule 462(b) Registration Statement, if applicable.

                                Very truly yours,

                                Snell & Wilmer L.L.P.

                                Snell & Wilmer L.L.P.